EXHIBIT 10.2

Accelerated Venture Partners, LLC
1840 Gateway Drive, Suite 200
Foster City, CA 94404

May 3, 2012

PyroTec, Inc.
1840 Gateway Drive, Suite 200
Foster City, CA 94404

Re:           Tender of shares for cancellation

Gentlemen:

By this letter, the undersigned tenders for cancellation 3,500,000 of the 5,000,000 shares of common stock par value $0.0001 of PyroTec, Inc. (the “Company”) which it holds.  Following the cancellation of such shares Accelerated Venture Partners, LLC will hold a total of 1,500,000 of the Company’s Common Shares.

Sincerely,

ACCELERATED VENTURE PARTNERS, LLC

By:  /s/ Timothy Neher_
       Timothy Neher, Managing Member